                                                                                                              EXHIBIT 99.3

December 6, 2001

Media may contact:
Eloise Hale, Bank of America Corporation, 704.387.0013
eloise.hale@bankofamerica.com

Bank of America Prices $500 Million in Capital Securities

CHARLOTTE - Bank of America Corporation today priced an offering of $500 million in capital securities issued by BAC Capital Trust I for sale in the United States.

The dividend yield is 7% and will be paid quarterly on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2002. The offering will be sold through sole book-running lead manager Banc of America Securities LLC and joint lead manager Incapital LLC. Co-managers include A.G. Edwards & Sons, Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Lehman Brothers, Prudential Securities, UBS Warburg and Wachovia Securities. Closing is scheduled for December 14, 2001.

The securities are part of a shelf registration for trust preferred securities previously declared effective by the Securities and Exchange Commission. Bank of America intends to list the securities on the New York Stock Exchange.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific, London and certain shares are listed on the Tokyo stock exchanges.

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